                                                                   Exhibit 3.260

                            ARTICLES OF INCORPORATION

The undersigned acting as incorporator(s) to form a corporation under the New Mexico Business Corporation Act (53-11-1 to 53-18-12 NMSA 1978), adopt(s) the following Articles of Incorporation for such corporation:

ARTICLE ONE: The name of the corporation is: EmCare of New Mexico, Inc.

ARTICLE TWO: The period of its duration is perpetual.

ARTICLE THREE: The purpose or purposes for which the corporation is organized are:

     transact any lawful business for which corporations may be organized pursuant to the provisions of the New Mexico Business Corporation Act. To contract for the provision of non-medical hospital services.

ARTICLE FOUR: The aggregate number of shares which the corporation shall have authority to issue:

                         (ATTACHED SCHEDULE, IF NEEDED)
                             1,000, $0.01 par value

ARTICLE FIVE: Any provision limiting or denying to shareholders the preemptive right to acquire unissued or treasury shares, or securities convertible into such shares or carrying a right to subscribe to or to acquire shares is:

     PREEMPTIVE RIGHTS. No share shall bear any preemptive right of its shareholder to acquire additional shares.

ARTICLE SIX: The name of its initial registered agent and the street address, city of the initial registered office in New Mexico are:

              NAME                      ADDRESS
              ----                      -------
National Registered Agents, Inc.   601 Tijeras Avenue N.W.
                                   Suite 200-B
                                   Albuquerque, NM 87102

ARTICLE SEVEN: The number constituting the initial board of directors is 2 and the names and.... shareholders or until their successors are elected and qualify are:

            NAME                   ADDRESS
            ----                   -------
Leonard M. Riggs, Jr., M.D.   1717 Main Street
                              Suite 5200
                              Dallas, TX 75201

William F. Miller, III        1717 Main Street
                              Suite 5200
                              Dallas, TX 75201

ARTICLE EIGHT: The name and address of each incorporator is:

         NAME                 ADDRESS
         ----                 -------
William F. Miller, III   1717 Main Street
                         Suite 5200
                         Dallas, TX 75201

Dated: April 9, 1998


                              /s/ William F. Miller, III
                                        ----------------------------------------
                                        William F. Miller, III
                                        Signature of Incorporator(s)

                           (File Duplicate Originals)

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT

TO: THE STATE CORPORATION COMMISSION
    STATE OF NEW MEXICO

STATE OF TEXAS
COUNTY OF TRAVIS

On this 9th day of April, 1998, before me a Notary Public in and for the State and County aforesaid, personally appeared CHERYL M. ROBERTS, who is to me known to be the person and who acknowledged to me that the undersigned individual or corporate entity does hereby accepts the appointment as the Initial Registered Agent of EMCARE OF NEW MEXICO, INC., the corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.


                                        1)
                                           -------------------------------------
                                        Registered Agent's Signature
                                        (As An Individual Resident)

                                                           OR

                                        2) NATIONAL REGISTERED AGENTS, INC.
                                        Registered Agent's Corporate Name As A
                                        Corporation


                                        By /s/ Cheryl M. Roberts
                                           -------------------------------------
                                           Signature of Agent's Vice President

(NOTARY SEAL)


/s/ J. Fotini Margos
-------------------------------------
NOTARY PUBLIC

My Commission Expires: 12-21-00

                             CONSENT TO USE OF NAME

     EmCare, Inc., a corporation organized and existing under the laws of the State of Delaware and qualified in the state of New Mexico, does hereby consent to the use of name and incorporation of EmCare of New Mexico, Inc. in the state of New Mexico.

                                        EMCARE, INC.


                                        By: /s/ William F. Miller, III
                                            ------------------------------------
                                            William F. Miller, III, President


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